                           RESTRICTED STOCK ELECTION
                        TO TENDER SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF

                              MYCOGEN CORPORATION
           PURSUANT TO THE OFFER TO PURCHASE DATED SEPTEMBER 4, 1998
                                       OF
                         AGROSCIENCES ACQUISITION INC.
                         A MAJORITY-OWNED SUBSIDIARY OF
                              DOW AGROSCIENCES LLC
                   AND A WHOLLY OWNED INDIRECT SUBSIDIARY OF
                            THE DOW CHEMICAL COMPANY

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                          SIGNATURE REQUIRED ON PAGE 4
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                   YOU MUST ALSO COMPLETE, SIGN AND RETURN TO
                    THE COMPANY A LETTER OF TRANSMITTAL AND
                      YOUR RESTRICTED STOCK CERTIFICATE(S)
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Dear Restricted Stock Holder:

    AgroSciences Acquisition Inc. ("Purchaser"), a majority-owned subsidiary of Dow AgroSciences LLC ("Parent") and a wholly owned indirect subsidiary of The Dow Chemical Company ("TDCC"), has made an offer to purchase all of the outstanding shares of common stock, par value $0.001 per share (including the associated preferred stock purchase rights) (the "Shares"), of Mycogen Corporation (the "Company"), at a purchase price of $28.00 per Share, net to the seller in cash. The enclosed Offer to Purchase dated September 4, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal enclosed with this Restricted Stock Election (which, together with the Offer to Purchase, constitute the "Offer"), describe the Offer in greater detail.

    As a holder of Shares under the Mycogen Corporation Restricted Stock Issuance Plan (the "Restricted Stock Plan") that are not vested under the Restricted Stock Plan ("Restricted Shares"), you may submit to the Company (i) this Restricted Stock Election instructing the Company to tender each of the Restricted Shares in the Offer, (ii) a Letter of Transmittal, as set forth below under "Instructions" and (iii) your Restricted Stock Certificate(s).

    By signing below, you hereby agree that, immediately prior to the purchase of Shares by Purchaser in the Offer, and contingent upon such purchase, you will be deemed to have tendered each of your Restricted Shares (regardless of the fact that the Restricted Shares were not previously vested) to Purchaser pursuant to the Offer. You will be entitled to receive from Purchaser with respect to each Restricted Share purchased by Purchaser pursuant to the Offer an amount equal to the price per Share paid by Purchaser pursuant to the Offer.

    By signing below, you acknowledge that you have been advised that (1) Restricted Shares for which a valid Restricted Stock Election and a Letter of Transmittal have been executed and delivered to the Company will become vested immediately prior to the expiration of the Offer (but contingent upon the purchase by Purchaser of Shares pursuant to the Offer), (2) the Company and Parent will make it possible for Restricted Shares covered by Restricted Stock Elections above to be tendered in the Offer, and (3) upon the purchase of Restricted Shares pursuant to this Restricted Stock Election, you will have no further rights under your Restricted Shares.

    TO ASSURE THAT YOUR RESTRICTED STOCK ELECTION CAN BE PROCESSED ON TIME, PLEASE EXECUTE THIS RESTRICTED STOCK ELECTION AND A LETTER OF TRANSMITTAL AND DELIVER THEM ALONG WITH YOUR RESTRICTED STOCK CERTIFICATE(S) TO THE COMPANY ACCORDING TO THE INSTRUCTIONS SET FORTH BELOW, BEFORE 5:00 P.M., SAN DIEGO, CALIFORNIA TIME, ON WEDNESDAY, SEPTEMBER 30, 1998, UNLESS THE OFFER IS EXTENDED.

    The Offer is being made in connection with an Agreement and Plan of Merger (the "Merger Agreement") dated as of August 31, 1998, among the Company, Purchaser, Parent and, for the limited purpose set forth in the Merger Agreement, TDCC. If you decide not to execute this Restricted Stock Election and a Letter of Transmittal and return them to the Company and, thereby, not tender your Restricted Shares under the Offer, then, contingent on the purchase by Purchaser of Shares pursuant to the Offer, your Restricted Shares will become fully vested immediately prior to the Effective Time of the Merger (as defined in the Offer to Purchase).

    If you require additional information concerning the terms and conditions of the Offer, please call Georgeson & Company Inc., the Information Agent, at (800) 223-2064. If you require additional information concerning the procedure to tender Restricted Shares or the completion of this Restricted Stock Election, please call Cheri Manis of the Company's Investor Relations Department at (800) 745-7475.

    BEFORE COMPLETING THIS FORM, PLEASE READ CAREFULLY THE ACCOMPANYING OFFER TO PURCHASE AND ALL OTHER ENCLOSED MATERIALS.

    THE SPECIAL COMMITTEE COMPRISED OF TWO MEMBERS OF THE COMPANY'S BOARD OF DIRECTORS INDEPENDENT OF TDCC, PARENT AND PURCHASER (THE "SPECIAL COMMITTEE"), UNANIMOUSLY RECOMMENDED TO THE COMPANY'S BOARD OF DIRECTORS THAT IT APPROVE THE OFFER. THE COMPANY'S ENTIRE BOARD OF DIRECTORS ALSO REVIEWED THE OFFER AND, AFTER RECEIPT OF THE RECOMMENDATION OF THE SPECIAL COMMITTEE, CONCLUDED THAT THE OFFER IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS (OTHER THAN TDCC OR ITS AFFILIATES). ACCORDINGLY, THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY HAS APPROVED THE OFFER AND RECOMMENDS THAT STOCKHOLDERS OF THE COMPANY ACCEPT THE OFFER AND TENDER THEIR SHARES.
                            ------------------------

                                  INSTRUCTIONS

    Carefully complete this Restricted Stock Election below. To assure that your Restricted Stock Election can be processed on time, please be sure to sign and date the form and return this Restricted Stock Election along with a completed Letter of Transmittal to Mycogen Corporation, AgroSciences Tender Offer, 5501 Oberlin Drive, San Diego, California 92121, Attention: Cheri Manis, not later than 5:00 p.m., San Diego, California time, on Wednesday, September 30, 1998, unless the Offer is extended.

    The Company reserves the absolute right to waive any defect or irregularity in the tender of any Restricted Shares. No tender of Restricted Shares will be deemed to be properly made until all defects or irregularities have been cured or waived. None of the Company, the Dealer Manager, the Depositary, the Information Agent or any other person is or will be obligated to give notice of any defects or irregularities in tenders of Restricted Shares, and none of them will incur any liability for failure to give any such notice.

    THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING HOLDER OF RESTRICTED SHARES. NO FACSIMILE TRANSMISSIONS OF THE OPTION ELECTION WILL BE ACCEPTED. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY BY 5:00 P.M., SAN DIEGO, CALIFORNIA TIME, ON WEDNESDAY, SEPTEMBER 30, 1998, UNLESS THE OFFER IS EXTENDED.

TENDER OF RESTRICTED SHARES

    If you want to tender your Restricted Shares in the Offer, follow the instructions below.

    THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, OCTOBER 2, 1998, UNLESS PURCHASER EXTENDS THE OFFER. EXCEPT AS SET FORTH HEREIN, IF YOU WANT TO PARTICIPATE IN THE OFFER, YOU MUST COMPLETE AND RETURN THE ENCLOSED RESTRICTED STOCK ELECTION, THE LETTER OF TRANSMITTAL AND YOUR RESTRICTED STOCK CERTIFICATE(S) AS SET FORTH IN INSTRUCTION (3) BELOW PRIOR TO THE EXPIRATION OF THE OFFER.

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
    To properly complete your Restricted Stock Election, you need to do the following:

    (1) Complete, date and sign the Restricted Stock Election on page 4.

    (2) Complete, date and sign a Letter of Transmittal respecting the Restricted Shares.

    (3) Return this Restricted Stock Election, the Letter of Transmittal and your Restricted Stock Certificate(s) to Mycogen Corporation, AgroSciences Tender Offer, 5501 Oberlin Drive, San Diego, California 92121, Attention: Cheri Manis, not later than 5:00 p.m., San Diego, California time, on Wednesday, September 30, 1998, unless the Offer is extended. Restricted Stock Elections received after the expiration of the Offer will not be honored. NO FACSIMILE TRANSMITTALS OF THE RESTRICTED STOCK ELECTION OR THE LETTER OF TRANSMITTAL WILL BE ACCEPTED.

WITHDRAWAL

    If completely and properly submitted, your direction to tender your Restricted Shares and Letter of Transmittal will be deemed irrevocable upon receipt by the Company unless withdrawn prior to the Expiration of the Offer, unless extended. In order to make an effective withdrawal, you must submit a new Restricted Stock Election which may be obtained by calling Cheri Manis of the Company's Investor Relations Department at (800) 745-7475 (or use a photocopy of a Restricted Stock Election). Your new Restricted Stock Election must be signed and dated on page 4. You must also write "WITHDRAW" in the space beneath the signature block on page 4. Upon receipt of a new, signed, dated and properly completed Restricted Stock Election, your previous direction will be deemed canceled. You may be deemed to re-tender your Restricted Shares by obtaining another Restricted Stock Election and Letter of Transmittal from Cheri Manis (or use a photocopy of a Restricted Stock Election and Letter of Transmittal) and repeating the previous instructions for directing exercises and tenders as set forth above.

FURTHER INFORMATION

    If you require additional information concerning the terms and conditions of the Offer, please call Georgeson & Company Inc., the Information Agent, at (800) 223-2064. If you require additional information concerning the procedure to tender your Restricted Shares or the completion of this Restricted Stock Election and Letter of Transmittal, please call Cheri Manis of the Company's Investor Relations Department at (800) 745-7475.

                                       3
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                                   SIGNATURE
                                   (REQUIRED)

      The undersigned acknowledges receipt of the Offer to Purchase, dated September 4, 1998, from Purchaser and Parent and represents that the undersigned has carefully read such documents. The undersigned hereby instructs the Company, subject to the terms and conditions set forth in this Restricted Stock Election and the Offer to Purchase, to carry out the instructions contained in this form.

      The Company is hereby authorized to tender the undersigned's Restricted Shares by delivering the completed Letter of Transmittal and your Restricted Stock Certificate(s) to the Depositary.

      The undersigned understands that withholding taxes, at the minimum rate or the rate specified in Form B tax election previously filed with the Company, will be withheld from any proceeds received by the undersigned (unless the undersigned has submitted with this form, or pursuant to subsequent notification from the Company, a check in an amount sufficient to cover such amount). The undersigned further agrees that, if such proceeds are insufficient to cover applicable withholding taxes, Restricted Shares will not be treated as vested for his or her account until he or she has, upon request of the Company, forwarded to the Company a check in an amount sufficient to cover such taxes. In lieu of withholding at such rates, the undersigned instructs the Company to withhold taxes at the following rates (which may not be less than the minimum federal, state or local tax rates applicable to you, nor in excess of such proceeds):
             Federal:________%;  State:________%;  Local:________%.

      THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE UNDERSIGNED.

  Signature:________________________              Date:_______________________
  Name:_______________________  Social Security Number:_______________________
                  (PLEASE PRINT)

  Address:____________________________________________________________________
          (STREET ADDRESS, INCLUDING APARTMENT NUMBER -- PLEASE PRINT)

   __________________________________________________________________________
   (CITY)                          (STATE)                         (ZIP CODE)

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